STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into by and between (i) Freestone Resources, Inc. (“Freestone”), a Nevada corporation, (ii) Environmental Services and Support, Inc. (“Enviro Serv”), a California corporation, and Lawrence Shultz (“Shultz”), an individual, the sole shareholders of all of the issued and outstanding stock of Earth Oil Services, Inc. (“EOSI”), a Nevada corporation.

W I T N E S S E T H

WHEREAS, Freestone is engaged in the business of exploration for and the production of oil and gas and its geographical areas of interest are the United States and Canada; and

WHEREAS, Shultz is the President of EOSI; and

WHEREAS, Enviro Serv  and Shultz desire to acquire from Freestone 31,603,734 shares of newly issued common stock of Freestone (the “Freestone Stock”), which will, after issuance, equal forty five percent (45%) of the issued and outstanding common stock of Freestone; and

               WHEREAS, Enviro Serv and Shultz own beneficially and of record 10,000,000 shares of the common stock of EOSI (collectively, the “EOSI Stock”), and such 10,000,000 shares of EOSI Stock are one hundred percent (100%) of the issued and outstanding stock of EOSI; and

WHEREAS, Freestone desires to acquire from Enviro Serv and Shultz one hundred percent (100%) of the EOSI Stock which is issued and outstanding.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties agree as follows.

AGREEMENT

1.           Exchange of Stock.  At the Closing (as defined in Section 4 below) Freestone will sell and deliver the Freestone Stock to Enviro Serv and Shultz, and Enviro Serv and Shultz will sell and deliver the EOSI Stock to Freestone pursuant to the terms of this Agreement.

2.           Purchase Price of the Freestone Stock.  The purchase price of the Freestone Stock shall be the EOSI Stock.

3.           Purchase Price of the EOSI Stock.  The purchase price of the EOSI Stock shall be as follows:

a.	the Freestone Stock; and

STOCK PURCHASE AGREEMENT  Page 1 of 32

b.	The payment of the sum of $250,000.00 (the “Fabrication Debt”) to the manufacturer/fabricator (the “Fabricator”) of the fourth generation prototype machine (the “Prototype”) that was specifically designed to be used in conjunction with Enviro Serv’s proprietary HRT solvent technology (defined below). However, this $250,000.00 payment obligation is expressly contingent upon Freestone being able to obtain the following:

i.            A release of any and all liens held by the Fabricator on the Prototype as of the date of the payment of the Fabrication Debt.

ii.           The right for Freestone personnel and invitees access to Fabricator premises during the Fabrication Phase (defined below) and the Demonstration Phase (defined below) of the agreement.

iii.           The Fabrication Phase (“Fabrication Phase”) occurs when Fabricator buys, installs and starts-up the equipment components needed to enable demonstration of the Prototype within eight (8) weeks, operating with at least 90% solvent recovery of the HRT solvent technology, or achieve such other performance characteristics that are acceptable to Freestone.

iv.           The Demonstration Phase (“Demonstration Phase”) occurs when Fabricator operates the Prototype for four (4) weeks to test at least three input materials for the Prototype: tar sands, oil shale and tank-bottom sludge or sludge pits and teaches Freestone personnel how to operate the Prototype.  Freestone shall have all rights to video-tape and invite media and government officials to the Scheduled Demonstration Event when Fabricator will operate and demonstrate oil recovery using the Prototype; Freestone shall own all copyrights to the videos made at the Fabricator site.

4.           Representations and Warranties of Freestone.  In order to induce Enviro Serv to sell the EOSI Stock to Freestone, Freestone hereby represents and warrants to Enviro Serv as follows:

a.           Organization; Qualification.  Freestone is a corporation that is duly organized, validly existing, and in good standing under the laws of the State of Nevada.  Freestone has full corporate power and authority to purchase the EOSI Stock and to own, lease, operate, and sell its (Freestone’s) assets and properties and to carry on its (Freestone’s) business as now being conducted, as and in the places where its (Freestone’s) assets and properties are now owned, leased, and operated and where such business is now being conducted.

b.           Capitalization of Freestone.  The authorized capital stock of Freestone consists of:

i.	100,000,000 shares of common stock, $0.001 par value, of which 35,115,260 are issued and outstanding; and

ii.	No other class of stock is authorized.

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c.           Status of the Freestone Stock.  The shares of Freestone Stock have been duly authorized and when delivered to Enviro Serv at the Closing, the Freestone Stock will be duly and validly issued, fully paid, and non-assessable, and shall have no preemptive rights, and will be restricted pursuant to Rule 144, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

d.           Authority Relative to this Agreement.  Freestone has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform any other obligations required of it hereunder.  This Agreement has been duly and validly executed and delivered by Freestone and constitutes the legal, valid, and binding agreement and obligation of Freestone, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting creditors’ rights generally or by general principles of equity, including principles governing the availability of equitable remedies.

e.           Consents and Approvals; No Violation.  The execution and delivery of this Agreement by Freestone and the consummation of the transactions contemplated hereby will not (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of Freestone; (ii) require any consent, approval, authorization, or permission of, filing with, or notification to, any governmental or regulatory authority or other third party unless otherwise stated in this Agreement;  (iii) result in a default under or cause or give rise to any right of termination, cancellation, or acceleration under any of the terms, conditions, or provisions of any material contract; or (iv) conflict with or result in a violation of any provision of  (A) any applicable statue, rule, regulation, or ordinance, or (B) any material order, writ, injunction, judgment, award, decree, permit, concession, grant, franchise, or license applicable to Freestone or any material portion of its properties or assets.

f.           Financial Statement Matters; Undisclosed Liabilities.  Freestone has heretofore delivered to Enviro Serv a true and correct copy of its Financial Statement dated December 18, 2008.

g.           Disclosure.  No representation or warranty by Freestone contained in this Agreement, nor any oral or written statement or certificate furnished or to be furnished by Freestone to Enviro Serv or their representatives in connection herewith or pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

h.           Assumption of EOSI Obligations & Benefits.  As the owner of 100% of the authorized, issued and outstanding capital stock of EOSI, Freestone shall assume all of the corporate obligations and benefits of EOSI, which becomes a wholly-owned subsidiary of Freestone, subject, however, to the approval of such obligations by Freestone prior to closing.

5.           Representations and Warranties of Enviro Serv and Shultz.  Enviro Serv and Shultz hereby represent and warrant to Freestone as follows:

a.           Organization; Qualification.  EOSI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.  EOSI has full corporate power and authority to own, lease, operate, and sell its assets and properties and to carry on its business as now being conducted, as and in the places where its assets and properties are now owned, leased, and operated and where such business is now being conducted.

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b.           Capitalization of EOSI.  The authorized capital stock of EOSI consists of:

i.	75,000,000 shares of common stock, $0.001 par value, of which 10,000,000 are issued and outstanding; and

ii.	No other class of stock is authorized.

c.           Status of the EOSI Stock. The shares of the EOSI Stock have been duly authorized and issued and when delivered to Freestone at the Closing, the EOSI Stock will be duly and validly issued, fully paid, and non-assessable, and shall have no preemptive rights, and will be restricted pursuant to Rule 144, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and shall constitute all of the issued and outstanding stock of EOSI.

d.           Authority Relative to this Agreement.  Enviro Serv and Shultz have full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform any other obligations required of them hereunder.  This Agreement has been duly and validly executed and delivered by Enviro Serv and Shultz and constitutes the legal, valid, and binding agreement and obligation of Enviro Serv and Shultz, enforceable against them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting creditors’ rights generally or by general principles of equity, including principles governing the availability of equitable remedies.

e.           Consents and Approvals; No Violation.  The execution and delivery of this  Agreement by Enviro Serv and Shultz and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization, or permission of, or filing with or notification to, any governmental or regulatory authority or other third party unless otherwise stated in this Agreement;  (ii) result in a default under or cause or give rise to any right of termination, cancellation, or acceleration under any of the terms, conditions, or provisions of any material contract; or (iii) conflict with or result in a violation of any provision of (A) any applicable statute, rule, regulation, or ordinance, or (B) any material order, writ, injunction, judgment, award, decree, permit, concession, grant, franchise, or license applicable to Enviro Serv and/or Shultz.

f.           Ownership of Intellectual Property and Proprietary Technology Rights.  Enviro Serv is the sole licensor, of a proprietary, patentable new molecular-chemical-based hydrocarbon recovery technology for which laboratory demonstrations have been successfully conducted and large scale third generation equipment has been built, demonstrated, and achieved favorable oil extraction results from Utah Tar Sands prior to the formation of EOSI, and Enviro Serv transferred certain proprietary hydrocarbon recovery technology (“HRT”) interests to EOSI by License Agreements with EOSI when EOSI was formed and the EOSI Stock was issued to Enviro Serv.  Said License Agreements between Enviro Serv, as Licensor, and EOSI, as Licensee, are attached hereto as Exhibit “A” and are incorporated herein by reference for all purposes.

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g.           Ownership of Intellectual Property and Proprietary Copyrights.  Shultz was the owner of certain, proprietary Intellectual Property rights, including website domain names, copyrights to the HRT Power Point Presentation, HRT Business Model spreadsheet, HRT Energy Bonds Investment Presentation and Patriotic, Environmentally-friendly, Domestic Energy-promoting, Green Oil Job-creating, National Security-protecting HRT Marketing, Advertising and Sales Messaging authored by Shultz for use by and for EOSI’s tar sands, oil shale and environmental clean-up services in the Licensed Territories.

h.           Ownership of 50% of Bleeding Rock, LLC.  Enviro Serv is the owner of 50% (out of 100%) of the member interest (the “50% Member Interest”) in Bleeding Rock, LLC, a Utah limited liability company, prior to the formation of EOSI, and Enviro Serv transferred its 50% Member Interest in Bleeding Rock, LLC to EOSI when it was formed and the EOSI Stock was issued to Enviro Serv However, the actual admission of EOSI as a new member of Bleeding Rock, LLC is expressly conditioned upon the approval of the third party member of Bleeding Rock, LLC pursuant to Section 3.1 (h) of the Operating Agreement of Bleeding Rock, LLC, which has an effective date of August 7, 2007.  In the event that the third party member of Bleeding Rock, LLC does not approve EOSI to become a new member of Bleeding Rock, LLC, then EOSI shall simply receive all of Enviro Serv’s former rights to any profits earned by Bleeding Rock, LLC.  Additionally, all net profits assignment obligations of Enviro Serv relating to Bleeding Rock, LLC shall be honored, assumed, and distributed by EOSI on a concurrent basis with respect to any profits received.

i.           Sale of Dividend Rights in ESS Environmental, Inc., a California corporation (“ESS”).  In consideration of the exchange of Freestone Stock, David Feuerborn, Arthur Feuerborn, and Thomas Jennings (collectively, the “Dividend Sale Parties”), the holders of 61.44814% of the issued and outstanding stock of ESS, hereby sell, convey, and assign to Freestone all of the dividend rights associated with their ownership of stock in ESS as they pertain to Bleeding Rock, LLC and ELEMAX, an Alberta Canada corporation (“ELEMAX”) only, and said Dividend Sale Parties disclaim any future right to receive dividends of any kind from ESS as they pertain to Bleeding Rock, LLC and ELEMAX only, following the closing of the transactions contemplated by this Agreement.

j.           Survival of Obligation to Pay Bleeding Rock Net Profits to ESS.  EOSI shall assume the obligation of Enviro Serv to pay to ESS 53% of the net profits that it (EOSI) receives as a result of its ownership of 50% of the member interest of Bleeding Rock, LLC.

k.           Non-Disclosure of Intellectual Property and Proprietary Rights.

(i)           Unless specific written permission is given by EOSI, neither Enviro Serv nor any of its shareholders, directors, officers, employees, agents, representatives, affiliates, and/or attorneys, excluding David Feuerborn, shall disclose any proprietary business or technical information to any third party, person, or entity that is detailed enough for such third party, person, or entity to duplicate the proprietary HRT technology being licensed to EOSI by Enviro Serv pursuant to the terms and conditions of that certain License Agreement (the “License Agreement”) dated of even date herewith, entered into by and between Enviro Serv, as Licensor, and Freestone, as Licensee.

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(ii)           Further, unless specific written permission is given by Enviro Serv, neither EOSI nor any of its shareholders, directors, officers, employees, agents, representatives, affiliates, and/or attorneys shall disclose any proprietary business or technical information to any third party, person, or entity that is detailed enough for such third party, person, or entity to duplicate the proprietary HRT technology being licensed to EOSI by Enviro Serv pursuant to the terms and conditions of the License Agreement.

(iii)           By way of example, this Section 5.k does not apply to appropriate disclosures of the Licensed Technology to third parties who have entered into a valid license agreement for the proprietary HRT technology, or are trying to obtain a valid license agreement for the proprietary HRT technology, with or from Enviro Serv in a geographic territory other than the Recovery and Extraction territories granted to EOSI by Enviro Serv in those certain License Agreements shown on Exhibit “A” attached hereto.  Further, this Section 5.k does not apply to disclosures made to scientists, engineers, and/or other technical personnel (“Technical Service Providers”) hired by Enviro Serv in connection with the pursuit of improvements to the proprietary HRT technology, so long as all such Technical Service Providers are required to execute appropriately worded non-disclosure and confidentiality agreements.

(iv)           EOSI and Enviro Serv and their successors and assigns shall have the right to protect the proprietary HRT process and information by any lawful means, including, but not limited to, injunctive relief granted by a court of competent jurisdiction.  Both parties and their respective shareholders, directors, officers, employees, agents, representatives, affiliates, and attorneys understand and agree that the proprietary HRT process and information is extremely valuable, and that any violation of this non-disclosure agreement by either party and/or its shareholders, directors, officers, employees, agents, representatives, affiliates, and attorneys may, and very likely will, cause both parties to be severely damaged monetarily.

(v)  The non-disclosure agreement contained in this Section 5.k shall survive the closing and shall continue for as long as this Agreement is in full force and effect.

(vi)           Notwithstanding any provision contained in this Section 5.k to the contrary, Enviro Serv shall have no liability for any disclosure of the proprietary HRT technology by EOSI and/or Freestone.

l.           Disclosures Made.  No representation or warranty by Enviro Serv, the Joinder Parties, and/or the Dividend Sale Parties contained in this Agreement, nor any oral or written statement or certificate furnished or to be furnished by Enviro Serv, the Joinder Parties, and/or the Dividend Sale Parties, individually or collectively, to Freestone or its representatives in connection herewith or pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

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6.           Non-Circumvention.  Enviro Serv (and its shareholders, directors, officers, employees, agents, representatives, affiliates, and attorneys) agrees that it will not contact any third party introduced to it by EOSI and/or Freestone in any way, shape, form, or manner other than by, through, under, or with EOSI and/or Freestone. This non-circumvent agreement contained in this Section 6 shall survive the closing and shall continue so long as this Agreement is in full force and effect, and for a period of three (3) years thereafter.  Further, the breach of this Agreement by Enviro Serv and/or any of its shareholders, directors, officers, employees, agents, representatives, affiliates, and/or attorneys shall constitute sufficient grounds for Freestone to request and be granted a complete rescission of this agreement by a court of competent jurisdiction.

7.           Payment of Phase Two Financing and Future Overhead Expenses.  Freestone agrees to use its best efforts to raise Phase Two Funding, as defined in that certain License Agreement (the “License Agreement”) dated September 9, 2009, entered into by and between Enviro Serv and EOSI, using debt, equity or debt and equity financing.  Following the completion of such Phase Two Funding, EOSI understands and agrees that it will be necessary for it (EOSI) to pay for additional overhead expenses that will be necessary for EOSI to expand its business as contemplated under this Agreement and the License Agreement.  It is anticipated that such necessary additional overhead expenses will be those estimated expense items set forth on Exhibit “B” attached hereto and incorporated herein by reference for all purposes, and that as the parent-company of EOSI, Freestone shall use its best efforts to assist EOSI in raising such Future Overhead Expenses either by off-balance sheet debt financing, territorial joint venture license revenues, by subsidiary corporate profits or other mutually-agreed financing plan.

8.           Joinder by Lawrence Shultz, David Feuerborn, and Thomas Jennings.  As a condition precedent to Freestone agreeing to enter into this Agreement, Lawrence Shultz, David Feuerborn, and Thomas Jennings (collectively, the “Joinder Parties”) hereby represent, warrant, and agree that they will abide by all terms and conditions of this Agreement and that all statements contained in this Agreement are true and correct.  Further, the Joinder Parties represent, warrant, and agree that they are receiving a direct or indirect benefit from this Agreement which constitutes sufficient and valid consideration for the Joinder Parties to agree to abide by the terms of this Agreement.

9.           Closing.  The closing (the “Closing”) of the transactions contemplated in this Agreement shall take place on or before September 24, 2009, or at such other date as is mutually agreeable to the parties hereto, at the offices of Freestone.

10.           Survival of Representations and Warranties.  All representations and warranties of Freestone and Enviro Serv in this Agreement, or in any document relating hereto and executed and delivered pursuant to or in connection with this Agreement, shall survive the Closing.

STOCK PURCHASE AGREEMENT  Page 7 of 32

11.           Indemnification Obligations.

a.           Freestone agrees to indemnify, defend, and hold harmless Enviro Serv, David Feuerborn, Arthur Feuerborn, Tom Jennings and Shultz and their agents, attorneys, affiliates, successors, and assigns from and against all losses, liabilities, damages, deficiencies, costs, or expenses, including reasonable attorney’s fees and costs of Court, which Enviro Serv David Feuerborn, Arthur Feuerborn, Tom Jennings and/or Shultz may incur as a result of any inaccuracy in or any breach of any representation, warranty, covenant, or agreement of Freestone contained in this Agreement or in any other document relating hereto that is executed and delivered by Freestone in connection with the transactions contemplated by this Agreement which was not waived in writing by Enviro Serv David Feuerborn, Arthur Feuerborn, Tom Jennings and/or Shultz prior to Closing, including but not limited to the indemnification of Enviro Serv, David Feuerborn, Arthur Feuerborn, Tom Jennings and Shultz by Freestone against any and all liabilities from the design, manufacture, installation, operation, maintenance and/or use of Licensed Equipment that is commissioned, paid-for, operated or owned by Freestone or its affiliates, and from any public or private statements made by Freestone or its affiliates.

b.           Enviro Serv, David Feuerborn, Arthur Feuerborn, Tom Jennings, Shultz agree to indemnify, defend, and hold harmless Freestone and its shareholders, directors, officers, employees, agents, attorneys, subsidiaries, and affiliates, and their respective successors and assigns from and against all losses, liabilities, damages, deficiencies, costs, or expenses, including reasonable attorney’s fees and costs of Court, which Freestone may incur as a result of any inaccuracy in or any breach of any representation, warranty, covenant, or agreement of Enviro Serv and/or Shultz contained in this Agreement or in any other document relating hereto that is executed and delivered by Enviro Serv and/or  Shultz in connection with the transactions contemplated by this Agreement which was not waived in writing by Freestone prior to Closing.

12.           Miscellaneous.

a.           (i) Freestone and (ii) Enviro Serv and/or Shultz shall each pay their respective expenses separately incurred in connection with this Agreement and the transactions contemplated hereby and thereby.

b.           This Agreement shall be binding on and inure to the benefit of the parties to it and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

c.           If any action at law or in equity is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees in addition to any other relief to which such prevailing party may be entitled.

d.           This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.  It is agreed hereto that the parties are authorized to act upon this Agreement and any prior or subsequent agreement, modifications, addenda, and any additional closing documents executed by the parities, and the parties agree that a facsimile signature shall have the same force and affect as an original signature.

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e.           Any and all notices or other communications required or permitted by this Agreement or by applicable law to be Served on or given to any party to this Agreement shall be in writing and shall be deemed Served when personally delivered to the party to whom they are directed, or in lieu of personal service, of the Telefax Communication with confirmation, or in lieu thereof, when deposited in the postal service for the country of its origin, postage prepaid, certified, return receipt requested, addressed as follows:

If to Freestone:                                     Freestone Resources, Inc.
325 North St. Paul Street
Suite 1350
Dallas, Texas 75201
Telephone:  (214) 880-4870
Telefax:  (214) 880-4874

If to Enviro Serv:	ESSI
355 Lantana, Suite 110
Camarillo, CA 93010
Telephone: (805) 857-0997
Telefax:  (805) 383-0022

If to Shultz:	Lawrence Shultz
2769 Deep Canyon Drive
Beverly Hills, CA 90210
Telephone: (310) 980-9091
Telefax: (310) 246-0346

f.           The validity of this Agreement and of any of its terms or provisions, as well as the rights and duties of the parties, shall be governed by and construed in accordance with the laws of the State of Nevada.

g.           This Agreement may only be amended by a written agreement executed by all parties and such written agreement shall be attached to and incorporated in this Agreement.

h.           In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any of the other provisions contained herein, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

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EXECUTED to be effective as of September 24, 2009.

FREESTONE:

FREESTONE RESOURCES, INC., a Nevada corporation

By: /s/Clayton Carter
                     Clayton Carter, President

ENVIRO SERV:

ENVIRONMENTAL SERVICES AND SUPPORT, INC., a California Corporation

By: /s/ David Feuerborn	By: /s/ Thomas Jennings
Name: David Feuerborn	Name Thomas Jennings
Title: President

LAWRENCE SHULTZ:

By: /s/Lawrence Shultz
                      Lawrence  Shultz

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JOINDER PARTIES AS OF SEPTEMBER 24, 2009:

/s/Lawrence Shultz
LAWRENCE SHULTZ

/s/David Feuerborn
DAVID FEUERBORN

/s/Thomas Jennings
THOMAS JENNINGS

DIVIDEND SALE PARTIES:

/s/David Feuerborn
DAVID FEUERBORN

/s/Thomas Jennings
THOMAS JENNINGS

/s/Arthur Feuerborn
ARTHUR FEUERBORN
Dated: September 24, 2009

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EXHIBIT --
EOS –ESSI  LICENSE AGREEMENT
USA & MIDDLE EAST

This License Agreement (this “Agreement”) is made and entered into by and between (i) Environmental Services and Support, Inc., a California corporation, (“Licensor”), and (ii) Earth Oil Services, Inc., a Nevada corporation (“Licensee”), each having an office for the conduct of business at the address indicated below (Licensor and Licensee are hereinafter referred to individually as a “Party” or collectively as the “Parties”).

Whereas, Licensor has full and complete equitable and legal ownership, as sole licensor, of a proprietary technology that is a chemical solvent comprised of different chemical mixtures which, when properly combined, can cost-effectively separate, extract and recycle both hazardous and non-hazardous hydrocarbon-based contaminants from ground soils and sub-surface heavy oil, tar sands, oil sands and oil shale mineral formations, as well as from waste sludge, tailing pond waste fluids and the coagulated build-up of oil-solids (“gunk”) in petroleum storage tanks, maritime oil tankers and mobile/train/truck-mounted oil/fuel tanks (the “Technology”); and

Whereas, Licensee desires to acquire from Licensor, and Licensor has agreed to grant to Licensee, a license for the exclusive right to use the Technology, and/or build, own and operate related equipment (the “Licensed Equipment”) customized for use in conjunction with the liquid solvent Technology, within designated geographical Territories (defined below) for either Extraction or Recovery, upon the terms and conditions set forth below.

NOW, THEREFORE, the Parties hereto agree as follows:

1.           PURPOSE AND DEFINITIONS

1.1           Purpose of this Agreement. This Agreement is entered into for the purpose of Licensee to develop tar sands, oil sands, oil shale, and other naturally occurring hydrocarbon mineral formations for the extraction of  hydrocarbons and other hydrocarbon by-products of value (but does not include modified steam-assisted gravity drainage or gas recovery), as well as performing hydrocarbon recovery services by the collection, encapsulation, cleaning, vacuuming, disposal, and processing of hydrocarbon materials found in petroleum storage tanks, maritime oil tankers and mobile/train/truck-mounted oil/fuel tanks, from down-hole oil well stimulation and injection, and from the environmental clean-up/extraction of hydrocarbon contamination resulting from hydrocarbon-contaminated oil field and mining waste, sludge, tailing pond waste fluids, oil spills, chemical spills, and other industrial or environmental incidents using the Technology licensed hereunder subject to the terms and conditions set forth below.

1.2           Definitions.

“Confidential Information” means information (i) disclosed in tangible form that is clearly marked or identified as confidential or proprietary at the time of disclosure or (ii) disclosed in non-tangible form, identified as confidential or proprietary at the time of disclosure, and summarized sufficiently for identification and designated as confidential in a written memorandum sent to the receiving Party within thirty (30) days after disclosure.  Confidential Information includes, without limitation, the Licensed Technology.  Confidential Information also includes any information that is proprietary to either Licensor or Licensee and is considered by either party to be a “trade secret” that is used by the possessor thereof to gain advantage over their competition in business matters.

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“Extraction Territory” means the United States and the following countries of the Middle East (Libya, Egypt, Saudi Arabia, Yemen, Jordan, Lebanon, Syria, Turkey, Iran, Iraq, Kuwait, Bahrain, Oman, Qatar, UAE), with the exception of (i) the geographic areas covered by that certain License Agreement (the “Bleeding Rock License”) dated August 7, 2007, entered into by and between Licensor and Bleeding Rock, LLC, a Utah limited liability company, and (ii) the geographic areas covered by that certain License Agreement (the “ESS/CAN License”) dated June 14, 2007, entered into by and between Licensor and ESS/CAN-AMERICA ENVIRONMENTAL, INC., an Alberta, Canada corporation.  A true and correct copy of the Bleeding Rock License is attached hereto as Exhibit “A” and is incorporated herein by reference for all purposes.  A true and correct copy of the ESS/CAN License is attached hereto as Exhibit “B” and is incorporated herein by reference for all purposes.

“Funding” means any sum or sums of money raised (whether equity, debt, or debt and equity) by Licensee, or by Licensee’s parent company specifically for Licensee, up to the collective sum of Twelve Million and No/100 Dollars ($12,000,000.00), following the payment to Licensor by Licensee of the Phase One License fee.

“Intellectual Property Rights” means all proprietary knowledge, rights relating to patents, patentable technologies, patentable ideas, and patentable methodologies, trade names, trademarks, copyrights, trade dress, industrial and other designs, know-how, trade secrets, and all other forms of intellectual property, in each case, whether or not registered, or capable of registration, including but not limited to the Intellectual Property on deposit with Escrow Agent Knobbe, Martens, Olson & Bear LLP, under the April 6, 2007 Escrow Agreement between Natural Resource Recyclers LLC and Bleeding Rock, LLC, a duplicate of which will be deposited with KNOB under a new Escrow Agreement that will service this Agreement.

“Licensed Technology” means the methods, processes through which hydrocarbons and other valuable constituent materials, including hydrocarbon chains of differing lengths, are separated or extracted from various hydrocarbon-containing materials and substances by use of a proprietary chemical solvent comprised of different chemical mixtures and/or chemical formulations and Equipment designed by Licensor, and it includes all aspects which are part of or ancillary to such methods and/or processes, such as equipment or catalysts, as developed by Licensor as of the effective date of this Agreement, together with any modifications, improvements, enhancements, or derivatives in respect thereto, including but not limited to the Intellectual Property on deposit with Escrow Agent Knobbe, Martens, Olson & Bear LLP, under the April 6, 2007 Escrow Agreement between Natural Resource Recyclers LLC and Bleeding Rock LLC, a duplicate of which will be deposited with KNOB under a new Escrow Agreement that will service this Agreement.

“License Term” is defined in section 2.

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“Phase One License Fee” means a One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) payment to Licensor from Licensee on or before ten (10) business days from the effective date of this Agreement.

“Phase Two License Fee” means the payment to Licensor from Licensee, starting immediately upon the Successful Demonstration (defined below) Licensee shall pay Licensor the additional sum of Seventy Five Thousand and No/100 Dollars ($75,000.00) per month from the Licensing Fee Allocation Monies (defined below), until the License Term has ended, or upon the termination of this Agreement as stipulated in Section 5.1.  However, if there is no money available from the Licensing Fee Allocation Monies, then the unpaid Licensing Fees shall accrue and will be paid to Licensor as soon as sufficient funds are available or received by the Licensee. Licensee shall also have the option, but is not required, to pay the Licensing Fee to Licensor in registered common stock of the Licensee at the then current market price of the stock on the day the License Fee is otherwise due and payable. However, notwithstanding anything contained in this Section to the contrary, no more than twenty percent (20%) of Licensee’s net profit in any given month shall be used to pay the Phase Two Licensing Fee.  Further, in any month that Licensee produces 100,000 barrels of oil or more using the Licensed Technology, the payment owed to Licensor by Licensee under Section 8.2 shall be increased to the sum of One Hundred and Fifty Thousand and No/100 Dollars ($150,000.00) for any such month.

“License Fee Allocation Monies” means twenty percent (20%) of all funds raised by Licensee, or by Licensee’s parent specifically for Licensee, up to a total of Twelve Million and No/100 Dollars ($12,000,000.00) raised in a Funding which specially-allocated funds will be used to pay the Phase Two License Fees to Licensor.  All License Fee Allocation Monies shall be deposited into a segregated bank account and utilized solely for this purpose of payment to Licensor.  In order to pay the Licensors the License Fees payable under this agreement, Licensee agrees to use its best efforts to raise post-agreement Phase Two financing using off-balance sheet equipment leasing, Energy Bond or debt financing instead of equity-financing that dilutes shareholders.  Licensor grants its approval for Licensee to enter into one or more Fundings using equity-financing of Licensee stock in order to finance the company’s activities and obligations.

“Recovery Territory” means the Middle East (Libya, Egypt, Saudi Arabia, Yemen, Jordan, Lebanon, West Bank, Syria, Turkey, Iran, Iraq, Kuwait, Bahrain, Oman, Qatar, UAE)

“Royalty” means a payment of a stated percentage of net profits earned by Licensee from (i) the sale of hydrocarbons produced by using the Licensed Technology granted herein in the extraction and/or recovery of hydrocarbons from tar sands, oil sands, and oil shale, and/or (ii) the sale of oil acquired and/or produced by using the Licensed Technology in the extraction and/or recovery of hydrocarbons from the clean-up and land remediation and other resulting by-products of value from the coagulated build-up of oil solids in petroleum storage tanks, maritime oil tankers and mobile/train/truck-mounted oil/fuel tanks, from down-hole oil well stimulation and injection, and from hydrocarbon-contaminated waste sludge, tailing pond waste fluids, oil spills, chemical spills and other industrial or environmental incidents, and (iii) certain quid pro quo exchanges of value with a third-party, which shall include, but are not limited to, services, fees, or other monies received by Licensee when such services, fees, or monies are obtained from the use of the Licensed Technology.

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“Successful Demonstration” means the successful separation of hydrocarbons from oil storage tank sludge, or oil (tar) sands materials in which the solvent used in the process is at least 80% recovered and reused in a continuous feed machine for a period of three (3) days with no operating problems or glitches.

 “Third Party” means any Person other than the Parties.

2.           DURATION OF LICENSE

The License Term shall begin on the effective date and shall continue for a period of thirty (30) years, and shall continue so long thereafter that oil production, extraction, recovery, or cleanup is commercially and economically feasible and ongoing in the Extraction Territory and/or the Recovery Territory, or until earlier terminated as set forth below.

3.           TECHNOLOGY LICENSE

3.1           License Grant.

               (a)           Subject to the rights granted by the Agreement between ESSI-predecessor company NRR and ESS (Exhibit C), and the terms and conditions herein, Licensor hereby grants to Licensee (i) an exclusive, nontransferable license to use the Technology, together with any modifications, improvements, enhancements, or derivatives, in the Extraction Territory, and to  build, own and operate hydrocarbon-extraction equipment and facilities that develop, produce, extract, treat, and recover hydrocarbons and other by-products of value from any oil field, gas field or mining sites containing oil, oil sands, tar sands, and oil shale materials of origin or waste, and  (ii) an exclusive, nontransferable license to use the Technology, and to build, own and operate mobile and/or fixed-site equipment that uses the Technology, together with any modifications, improvements, enhancements, or derivatives, in the Recovery Territory and to build, own and operate hydrocarbon-extraction equipment and facilities that extract, treat, and recover hydrocarbons and other hydrocarbon by-products of value by collecting, encapsulating, cleaning, vacuuming, disposing, treating, recovering, processing and removing hydrocarbon contaminants and/or other toxic substances that are currently taking up space in maritime oil tankers, fixed oil collection tanks and facilities, mobile truck and train-based oil tanks, including down-hole oil well stimulation and injection (but does not include steam-assisted gravity drainage or gas recovery),  as well as hydrocarbons and/or other toxic substances resulting from hydrocarbon spills, chemical spills and runoff from water treatment or sewage facilities caused by man-made accident or environmental disasters, including, but not limited to suppression of wellhead fires, well bore damage,  hurricanes, floods, tornadoes, and other acts of God during the License Term.  In connection with the grant of the license described in this Section 3.1, Licensee shall be entitled to obtain the liquid solvent portion of the Licensed Technology from Licensor at Licensor’s actual audited cost to formulate, mix and deliver the chemical blend, plus three percent (3%).

(b)           Licensee shall have the right and authority to rename the solvent (the “Renamed Solvent”) and use the Renamed Solvent in press releases and marketing, distribution, and investment related materials and media, which copyright shall be owned by Licensee.

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(c)           In order to maintain its rights under this Agreement to exclusively use the Licensed Technology in maritime oil tankers and mobile truck and train-based oil tanks, Licensee agrees to build one (1) Licensed Equipment machine that can process hydrocarbon waste products that are on-board a maritime oil tanker, and deliver the first installment payment to the Equipment Manufacturer within sixty (60) days after Licensee has taken delivery of the first, working, land-based, mobile Licensed Equipment unit as required of Licensee under a separate license agreement with Licensor.  Licensee shall be considered to have met the requirement of this Section 3.1(c) if Licensee has funded, under a separate License Agreement between the Parties, the manufacture of a Licensed Equipment machine for the sole purpose of oil recovery from maritime oil tankers.

(d)           In order to maintain its rights under this Agreement to exclusively use the Licensed Technology for down-hole oil well stimulation, injection, and/or recovery, Licensee agrees to pay for the chemicals, travel, and expenses needed to make the Technology and test an oil well within forty-five (45) days from the effective date of this Agreement, or at such time as mutually agreed by the Parties. Licensee shall be considered to have met the requirement of this Section 3.1(d) if Licensee has tested an oil well under a separate License Agreement between the Parties.

(e)           Licensor retains its rights to build, own and operate Licensed Equipment in other fields of use and territories of the world that are not subject to and are outside the scope of this Agreement, and which are not in direct competition with or in the Licensed Territory of this Agreement.

(f)           Licensor agrees not to circumvent Licensee in any profitable venture with a Third Party introduced to Licensor by Licensee.

(g)        If Licensee is contacted by a Third Party to use the Licensed Technology on a Third Party job-site, but the Licensee declines for whatever reason to pursue such job-site opportunity, then Licensor shall have the right to pursue such job-site opportunity independent of and with no obligation to Licensee, using Licensor’s own Equipment at Licensor’s own expense, provided that such Third Party independently contacts Licensor.

3.2           Limitations of Use.  The Licensed Technology will be used by Licensee only within the scope of the License Grant in Section 3.1.

3.3           No Other Rights.  No other rights are granted hereunder by implication, estoppel, statute, or otherwise, except as expressly provided herein.  Specifically, nothing in the license rights granted hereunder or otherwise contained in this Agreement shall expressly or by implication, estoppel, or otherwise give Licensee any right and/or rights and/or license in any of Licensor’s Intellectual Property and/or the Licensed Technology which now exists, or is subsequently developed, except for the license rights granted in Section 3.1.

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3.4           Non-Compete.  Except for the technologies already owned or already licensed by Licensee, including the Petrozene product, Licensee shall not buy or use any technology that competes against the Licensed Technology unless approved in writing by Licensor.

4.           OWNERSHIP

4.1           Ownership of the Licensed Technology.  Licensor is the exclusive owner of all of the rights and technology licensed to Licensee hereunder and has all requisite and necessary authority to perform its obligations hereunder, including, but not limited to, the grant of such license to Licensee of the rights to use the Licensed Technology, as defined herein, in the Extraction Territory and the Recovery Territory.

4.2           Ownership of Modifications.  All improvements and modifications to the Licensed Technology by the Licensor and/or any third-party are the sole and absolute property of Licensor.  However, the License Rights granted to Licensee in this Agreement cover any such improvements and modifications to the Licensed Technology, and Licensee shall have the unfettered right to the free use of the Licensed Technology and any improvements and/or modifications thereto developed by Licensor in the Licensed Territory, as applicable, within the scope of the License Grant in Section 3.1 and under the terms of this Agreement.

4.3           Ownership of License Equipment & Equipment Designs.  All Licensed Equipment designs, design improvements and modifications to the Licensed Equipment that is designed, engineered or manufactured by a Third-Party Equipment Designer and/or Manufacturer commissioned and paid-for by the Licensee, are the sole and absolute property of Licensee.  However, Licensor shall have the unfettered right to the free use of such improvements and/or modifications thereto developed by Licensee, as applicable.

4.4           Indemnification of Licensor by Licensee.  Licensee indemnifies Licensor against any and all liabilities from the design, manufacture, installation, operation, maintenance and/or use or misuse of the Licensed Technology and Licensed Equipment that is commissioned, paid-for, owned or operated by the Licensee or its affiliates, including indemnification of Licensor against any and all liabilities associated with a specific job-site or from misrepresentations made by Licensee about the Licensed Technology.

 5.           TERMINATION

5.1           Termination.  Licensor may terminate the rights and licenses granted to Licensee under this Agreement upon sixty (60) days written notice of termination to Licensee given at any time upon or after:

(a)           the filing by Licensee of a petition in bankruptcy or insolvency not dismissed within sixty (60) days of the date of filing;

(b)           any adjudication that Licensee is bankrupt or insolvent;

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(c)           the filing by Licensee of any petition or answer seeking reorganization, readjustment, or rearrangement of its business under any law relating to bankruptcy or insolvency;
(d)           the appointment of a receiver for all or substantially all of the property of Licensee;
(e)           the making by Licensee of any assignment for the benefit of creditors; or

(f)           the institution of any proceedings for the liquidation or winding up of Licensee’s business or for the termination of its corporate charter not dismissed within sixty (60) days of the institution of such proceedings.

5.2           Returning of Confidential Information.  All materials containing Confidential Information of the other Party shall be returned to that Party within thirty (30) days after termination of this Agreement.

5.3           Survival.  The provisions of Sections 4, 6, 7, 8, and 9 shall survive any termination of this Agreement.

6.           CONFIDENTIAL INFORMATION

6.1           Restrictions.  Both Parties shall hold in confidence, and shall use solely for the purposes provided in this Agreement, any Confidential Information received from the other Party, and shall protect the confidentiality of such Confidential Information with the same degree of care exercised with respect to their own Confidential Information of like importance, but in no event shall either Party use less than reasonable care in protecting the other Party’s Confidential Information.

6.2           Exceptions.   The obligations of Section 6.1 shall not apply to any portion of the Confidential Information which:

(a)           is not, or which hereafter, through no act or failure to act on the part of the receiving Party, becomes generally known;

(b)           is hereafter furnished to the receiving Party by a Third Party that has no obligation to keep such information confidential;

(c)           is independently developed by the receiving Party without the use of any Confidential Information;

(d)           is required to be disclosed pursuant to a legal, judicial, or administrative procedure or otherwise required by law, providing the disclosing Party gives the other Party notice of the proposed disclosure with sufficient time to seek relief;

(e)           is already in the possession of, or known to, the receiving Party prior to its receipt; or

STOCK PURCHASE AGREEMENT  Page 18 of 32

(f)           is approved for release or use without restriction by written authorization from an authorized officer of the disclosing Party.

Subject to the requirements of Sections 3.1 and 6.1 hereof, a receiving Party may disclose appropriate portions of Confidential Information, with written permission from the other Party, to its employees who need to know the specific information in question, auditors, lenders, and regulators having legitimate need or right to know, and which have agreed to be bound by the obligations of confidentiality contained herein, or by separate agreement with equal or greater restrictions, in which event the receiving Party will make a reasonable effort to minimize the amount of information disclosed and cause the persons that were provided such information to maintain the confidentiality of the information disclosed.

6.3           Injunction.  Confidential Information has been and will continue to be of central importance to the business of a disclosing Party, and its disclosure to or use by others will cause immediate and irreparable injury to the disclosing Party, which may not be adequately compensated by damages and for which there is no adequate remedy at law.  In the event of any actual or threatened misappropriation or disclosure of Confidential Information, the receiving Party agrees that the disclosing Party will be entitled to an injunction prohibiting such misappropriation or disclosure, and to specific enforcement of the receiving Party’s obligations hereunder.  The foregoing rights to an injunction and specific performance will be cumulative and in addition to every other remedy now or hereafter available to a disclosing party at law or in equity.

7.           REPRESENTATIONS AND WARRANTIES

7.1           Representations and Warranties of Licensor.  Licensor represents and warrants that (i) it has the authority to enter into this Agreement, (ii) there are no encumbrances or requirements to pay consideration to any Third Party under the licenses granted hereunder, (iii) it will supply sufficient chemical products to Licensee, at Licensor’s actual audited cost to formulate, mix and deliver the chemical blend, plus three percent (3%), to satisfy Licensee’s needs in its use of the Licensed Technology for the purposes stated in this Agreement, (iv) it will supply sufficient technical training to enable the Licensee’s designated equipment operator(s) to optimally utilize the Licensed Technology and operate the Equipment, and (v) this Agreement contains a valid obligation of Licensor that is enforceable in accordance with its terms.

7.2           Representations and Warranties of Licensee.  Licensee represents and warrants that (i) it has the authority to enter into this Agreement, and (ii) it will use best efforts to raise capital and create a market in order to take full advantage of the Licensed Technology, and (iii) this Agreement contains a valid obligation of Licensee that is enforceable in accordance with its terms.

8.           CONSIDERATION

8.1           Initial Consideration.  On or before ten (10) business days from the effective date, Licensee agrees to pay Licensor the Phase One License Fee.

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8.2           Secondary Consideration.  After a Successful Demonstration as defined in Section 1.2, Licensee shall pay Licensor the Phase Two License Fee.  Additionally, once tar sand or oil sand or oil shale extraction and production operations, or environmental clean-up and recovery operations using the Licensed Technology have commenced and are profitable on a per-unit, per-Equipment or per-Facility basis, Licensee agrees to pay Licensor a Royalty (as defined in Section 1.2) of five percent (5%) of the monthly net profits from such operations on a per-unit, per-Equipment or per-Facility basis for use of the Licensed Technology.  Furthermore, once down-hole oil stimulation, injection and recovery operations using the Licensed Technology have commenced in the Recovery Territory and are profitable on a per-unit, per-Equipment or per-Facility basis, Licensee agrees to pay Licensor a Royalty (as defined in Section 1.2) of ten percent (10%) of the monthly net profits from such down-hole oil stimulation, injection and recovery operations on a per-unit, per-Equipment or per-Facility basis for use of the Licensed Technology.

9.           INTELLECTUAL PROPERTY RIGHTS INDEMNITY

9.1           Indemnity.  Licensor will defend Licensee from any Third Party action brought against Licensee to the extent based on a claim that the Licensed Technology, or any part thereof as it pertains to the License granted in Section 3.1, infringes, misappropriates, or otherwise violates any Intellectual Property Right which is owned by such Third Party claimant or is the subject of a government grant, license, or registration or is similarly recognized or perfected under applicable law (but not pending, unregistered “common law” or otherwise inchoate rights) and will pay any costs and damages suffered or incurred by Licensee, including, but not limited to, reasonable attorneys’ fees and costs attributable to such claim that are awarded against Licensee.  However, in order for this indemnity agreement to be enforceable, Licensee must (a) promptly notify Licensor in writing of the claim, (b) permit Licensor to be actively involved in the defense and/or settlement of any such claim, and (c) provide Licensor with all reasonable assistance and information necessary for the provision of an appropriate defense of and/or the reasonable settlement of any such claim.

9.2           Indemnity Continued.  Licensee will defend Licensor from any Third Party action brought against Licensor, to the extent based on a claim for trespass, or with respect to any claim regarding mineral rights, property rights, or other claims relating to the development of certain properties owned, operated, serviced and/or leased, whether in whole or in part, by Licensee, other than claims for which Licensee is indemnified by Licensor pursuant to Section 9.1.

9.3           Exclusions.  Section 9.1 does not apply to a claim due to misapplication of the Licensed Technology by Licensee, or to the extent attributable to use of the Licensed Technology, or any part thereof, in combination with Third Party technology, where use of the Licensed Technology, or any part thereof, alone is not infringing.

10.           GENERAL

10.1           Choice of Law.  This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Nevada.

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10.2           Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which constitute but one and the same instrument.

10.3           Entire Agreement.  This Agreement, including all exhibits or attachments hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter, but expressly excluding agreements pertaining to the nondisclosure or confidentiality of information contained in other written agreements entered into by either of the Parties hereto and/or their parent, subsidiary, or affiliate companies simultaneously with or subsequent to this Agreement.  This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor or against either Party.  Unless otherwise provided herein, this Agreement may not be modified, amended, rescinded, or waived, in whole or in part, except by a written instrument signed by the duly authorized representatives of both Parties.

10.4           Headings.  The headings and captions in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.5           Independent Contractor.  Licensor and Licensee are both independent contractors.  This Agreement will not be deemed to create a partnership, joint venture, or franchise, and neither Party shall be construed to be the other Party’s agent, partner, employee, or representative, nor do the Parties have any authority to bind each other to any obligation by contract or otherwise.

10.6           Notices.  All notices required hereunder must be in writing and delivered either in person or by a means evidenced by a delivery receipt, to the addresses which follow or as otherwise notified in writing, and will be effective upon receipt:

If to Licensor:                        Environmental Services and Support, Inc.
355 Lantana Street
Suite 110
Camarillo, CA 93010

If to Licensee:                       Earth Oil Services, Inc.
375 N. Stephanie St.  Suite 1411
Henderson, NV 89014-8909 USA

10.7           No Rights in Third Parties.  This Agreement is made for the benefit of the Parties and not for the benefit of any Third Parties unless otherwise agreed to by the Parties in writing.

10.8           Relationship of the Parties.  No employees, consultants, contractors, or agents of either Party are agents, employees, franchisees, or joint ventures of the other Party, nor do they have any authority to bind the other Party by contract or otherwise to any obligation.  No Party will represent to the contrary, either expressly, implicitly, or otherwise.

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10.9           Severability.  In the event that any part of this Agreement is found to be unenforceable, the remainder shall continue in effect, to the extent consistent with the intent of the Parties as of the effective date.

10.10         Specific Performance.  The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached.  It is accordingly agreed that any Party hereto shall be entitled to an injunction or injunctions to prevent any breach or breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled hereunder at law or in equity.

EXECUTED to be effective as of September 17, 2009.

LICENSOR:
ENVIRONMENTAL SERVICES AND SUPPORT, INC., a California Corporation

By: /s/ David Feuerborn	By: /s/ Thomas Jennings
Name: David Feuerborn	Name Thomas Jennings
Title: President

LICENSEE:
EARTH OIL SERVICES, INC.,
a Nevada corporation

By: /s/Larry Shultz
      Larry Shultz, President

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EXHIBIT –
EOS –ESSI  LICENSE AGREEMENT
USA CLEAN-UP & RECOVERY

This License Agreement (this “Agreement”) is made and entered into by and between (i) Environmental Services and Support, Inc., a California corporation, (“Licensor”), and (ii) Earth Oil Services, Inc., a Nevada corporation (“Licensee”), each having an office for the conduct of business at the address indicated below (Licensor and Licensee are hereinafter referred to individually as a “Party” or collectively as the “Parties”).

Whereas, Licensor has full and complete equitable and legal ownership, as sole licensor, of a proprietary technology that is a chemical solvent comprised of different chemical mixtures which, when properly combined, can cost-effectively separate, extract and recycle both hazardous and non-hazardous hydrocarbon-based contaminants from ground soils and sub-surface heavy oil, tar sands, oil sands and oil shale mineral formations, as well as from waste sludge, tailing pond waste fluids and the coagulated build-up of oil-solids (“gunk”) in petroleum storage tanks, maritime oil tankers and mobile/train/truck-mounted oil/fuel tanks (the “Technology”); and

Whereas, Licensee desires to acquire from Licensor, and Licensor has agreed to grant to Licensee, a license for the exclusive right to use the Technology, and/or build, own and operate related equipment (the “Licensed Equipment”) customized for use in conjunction with the liquid solvent Technology, within designated geographical Territories (defined below) for the Environmental Clean-Up and Recovery of hydrocarbons, upon the terms and conditions set forth below.

NOW, THEREFORE, the Parties hereto agree as follows:

2.           PURPOSE AND DEFINITIONS

1.1           Purpose of this Agreement. This Agreement is entered into for the purpose of Licensee to perform environmental clean-up and hydrocarbon recovery services by the collection, encapsulation, cleaning, vacuuming, disposal, and processing of hydrocarbon materials found in petroleum storage tanks, maritime oil tankers and mobile/train/truck-mounted oil/fuel tanks, from down-hole oil well stimulation and injection, and from the environmental clean-up/extraction of hydrocarbon contamination resulting from hydrocarbon-contaminated oil field and mining waste, sludge, tailing pond waste fluids, oil spills, chemical spills, and other industrial or environmental incidents using the Technology licensed hereunder and subject to the terms and conditions as set forth below.

1.2           Definitions.

“Confidential Information” means information (i) disclosed in tangible form that is clearly marked or identified as confidential or proprietary at the time of disclosure or (ii) disclosed in non-tangible form, identified as confidential or proprietary at the time of disclosure, and summarized sufficiently for identification and designated as confidential in a written memorandum sent to the receiving Party within thirty (30) days after disclosure.  Confidential Information includes, without limitation, the Licensed Technology.  Confidential Information also includes any information that is proprietary to either Licensor or Licensee and is considered by either party to be a “trade secret” that is used by the possessor thereof to gain advantage over their competition in business matters.

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 “Intellectual Property Rights” means all proprietary knowledge, rights relating to patents, patentable technologies, patentable ideas, and patentable methodologies, trade names, trademarks, copyrights, trade dress, industrial and other designs, know-how, trade secrets, and all other forms of intellectual property, in each case, whether or not registered, or capable of registration, including but not limited to the Intellectual Property on deposit with Escrow Agent Knobbe, Martens, Olson & Bear LLP, under the April 6, 2007 Escrow Agreement between Natural Resource Recyclers LLC and Bleeding Rock, LLC, a duplicate of which will be deposited with KNOB under a new Escrow Agreement that will service this Agreement.

“Licensed Technology” means the methods and processes through which hydrocarbons and other valuable constituent materials, including hydrocarbon chains of differing lengths, are separated or extracted from various hydrocarbon-containing materials and substances by use of a proprietary chemical solvent comprised of different chemical mixtures and/or chemical formulations and Equipment designed by Licensor, and it includes all aspects which are part of or ancillary to such methods and/or processes, such as equipment or catalysts, as developed by Licensor as of the effective date of this Agreement, together with any modifications, improvements, enhancements, or derivatives in respect thereto, including but not limited to the Intellectual Property on deposit with Escrow Agent Knobbe, Martens, Olson & Bear LLP, under the April 6, 2007 Escrow Agreement between Natural Resource Recyclers LLC and Bleeding Rock LLC, a duplicate of which will be deposited with KNOB under a new Escrow Agreement that will service this Agreement.

“Letter of Intent” means a letter from a company in the environmental clean-up or oil sludge clean up business to Licensee acknowledging a willingness and ability to do business.

“License Term” is defined in section 2.

“Recovery Territory” means the United States.

“Royalty” means a payment of a stated percentage of net profits earned by Licensee from (i) the sale of hydrocarbons produced by using the Licensed Technology granted herein in the extraction and/or recovery of hydrocarbons from tar sands, oil sands, and oil shale, and/or (ii) the sale of oil acquired and/or produced by using the Licensed Technology in the extraction and/or recovery of hydrocarbons from the clean-up and land remediation and other resulting by-products of value from the coagulated build-up of oil solids in petroleum storage tanks, maritime oil tankers and mobile/train/truck-mounted oil/fuel tanks, from down-hole oil well stimulation and injection, and from hydrocarbon-contaminated waste sludge, tailing pond waste fluids, oil spills, chemical spills and other industrial or environmental incidents, and (iii) certain quid pro quo exchanges of value with a third-party, which shall include, but are not limited to, services, fees, or other monies received by Licensee when such services, fees, or monies are obtained from the use of the Licensed Technology.

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“Successful Demonstration” means the successful separation of hydrocarbons from oil storage tank sludge, or oil (tar) sands materials in which the solvent used in the process is at least 80% recovered and reused in a continuous feed machine for a period of three (3) days with no operating problems or glitches.

 “Third Party” means any Person other than the Parties.

2.           DURATION OF LICENSE

The License Term shall begin on the effective date and shall continue for a period of thirty (30) years, and shall continue so long thereafter that oil production, extraction, recovery, or cleanup is commercially and economically feasible and ongoing in the Recovery Territory, or until earlier terminated as set forth below.

3.           TECHNOLOGY LICENSE

3.1           License Grant.

(a)           Subject to the rights granted by the Agreement between ESSI-predecessor company NRR and ESS (Exhibit C), and the terms and conditions herein, Licensor hereby grants to Licensee (i) an exclusive, nontransferable license to use the Technology, and to build, own and operate mobile and/or fixed-site equipment that uses the Technology, together with any modifications, improvements, enhancements, or derivatives, in the Recovery Territory and to build, own and operate hydrocarbon-extraction equipment and facilities that extract, treat, and recover hydrocarbons and other hydrocarbon by-products of value by collecting, encapsulating, cleaning, vacuuming, disposing, treating, recovering, processing and removing hydrocarbon contaminants and/or other toxic substances that are currently taking up space in maritime oil tankers, fixed oil collection tanks and facilities, mobile truck and train-based oil tanks,  including down-hole oil well stimulation and injection (but does not include steam-assisted gravity drainage or gas recovery), as well as hydrocarbons and/or other toxic substances resulting from hydrocarbon spills, chemical spills and runoff from water treatment or sewage facilities caused by man-made accident or environmental disasters, including, but not limited to suppression of wellhead fires, well bore damage,  hurricanes, floods, tornadoes, and other acts of God during the License Term.  In connection with the grant of the license described in this Section 3.1, Licensee shall be entitled to obtain the liquid solvent portion of the Licensed Technology from Licensor at Licensor’s actual audited cost to formulate, mix and deliver the chemical blend, plus three percent (3%).  The license granted to Licensee in this Section 3.1 is expressly subject to Licensee successfully entering into a Letter of Intent, within (60) days of the effective date of this Agreement, with one or more companies in the environmental clean-up business.

(b)           Licensee shall have the right and authority to rename the solvent (the “Renamed Solvent”) and use the Renamed Solvent in press releases and marketing, distribution, and investment related materials and media, which copyright shall be owned by Licensee.

(c)      Licensee agrees to build three (3) Licensed Equipment machines that can process hydrocarbons and/or hydrocarbon waste products, (i) delivering the first installment payment to the Equipment Manufacturer toward fabrication of a mobile unit sufficient to commercially process hydrocarbon waste products in oil storage tanks and sludge pits/ponds within ninety (90) days of the Successful Demonstration, (ii) delivering the first installment payment for manufacture of a second mobile unit within fourteen (14) months of the Successful Demonstration, and (iii) delivering the first installment payment  for manufacture of a third mobile unit within (24) months of the Successful Demonstration.

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(d)           In order to maintain its rights under this Agreement to exclusively use the Licensed Technology in maritime oil tankers and mobile truck and train-based oil tanks,, Licensee agrees to build one (1) Licensed Equipment machine that can process hydrocarbon waste products that are on-board a maritime oil tanker, and deliver the first installment payment to the Equipment Manufacturer within sixty (60) days after Licensee has taken delivery of the first, working, land-based, mobile Licensed Equipment unit as required of Licensee under a separate license agreement with Licensor.  Licensee shall be considered to have met the requirement of this Section 3.1(d) if Licensee has funded, under a separate License Agreement between the Parties, the manufacture of a Licensed Equipment machine for the sole purpose of oil recovery from maritime oil tankers.

(e)           In order to maintain its rights under this Agreement to exclusively use the Licensed Technology for down-hole oil well stimulation, injection, and/or recovery, Licensee agrees to pay for the chemicals, travel, and expenses needed to make the Technology and test an oil well within forty-five (45) days from the effective date of this Agreement, or at such time as mutually agreed by the Parties. Licensee shall be considered to have met the requirement of this Section 3.1(d) if Licensee has tested an oil well under a separate License Agreement between the Parties.

(f)           Licensor retains its rights to build, own and operate Licensed Equipment in other fields of use and territories of the world that are not subject to and are outside the scope of this Agreement, and which are not in direct competition with or in the Licensed Territory of this Agreement.

(g)        If Licensee is contacted by a Third Party to use the Licensed Technology on a Third Party jobsite, but the Licensee declines for whatever reason to pursue such jobsite opportunity, then Licensor shall have the right to pursue such jobsite opportunity independent of and with no obligation to Licensee, using Licensor’s own Equipment at Licensor’s own expense, provided that such Third Party independently contacts Licensor.

(h)           Licensor agrees not to circumvent Licensee in any profitable venture with a Third Party introduced to Licensor by Licensee.

3.2           Limitations of Use.  The Licensed Technology will be used by Licensee only within the scope of the License Grant in Section 3.1.

3.3           No Other Rights.  No other rights are granted hereunder by implication, estoppel, statute, or otherwise, except as expressly provided herein.  Specifically, nothing in the license rights granted hereunder or otherwise contained in this Agreement shall expressly or by implication, estoppel, or otherwise give Licensee any right and/or rights and/or license in any of Licensor’s Intellectual Property and/or the Licensed Technology which now exists, or is subsequently developed, except for the license rights granted in Section 3.1.

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3.4           Non-Compete.  Except for the technologies already owned or already licensed by Licensee, including the Petrozene product, Licensee shall not buy or use any technology that competes against the Licensed Technology unless approved in writing by Licensor.

4.           OWNERSHIP

4.1           Ownership of the Licensed Technology.  Licensor is the exclusive owner of all of the rights and technology licensed to Licensee hereunder and has all requisite and necessary authority to perform its obligations hereunder, including, but not limited to, the grant of such license to Licensee of the rights to use the Licensed Technology, as defined herein, in the Recovery Territory.

4.2           Ownership of Modifications.  All improvements and modifications to the Licensed Technology by the Licensor and/or any third-party are the sole and absolute property of Licensor.  However, the License Rights granted to Licensee in this Agreement cover any such improvements and modifications to the Licensed Technology, and Licensee shall have the unfettered right to the free use of the Licensed Technology and any improvements and/or modifications thereto developed by Licensor in the Licensed Territory, as applicable, within the scope of the License Grant in Section 3.1 and under the terms of this Agreement.

4.3           Ownership of License Equipment & Equipment Designs.  All Licensed Equipment designs, design improvements and modifications to the Licensed Equipment that is designed, engineered or manufactured by a Third-Party Equipment Designer and/or Manufacturer commissioned and paid-for by the Licensee, are the sole and absolute property of Licensee.  However, Licensor shall have the unfettered right to the free use of such improvements and/or modifications thereto developed by Licensee, as applicable.

4.4           Indemnification of Licensor by Licensee.  Licensee indemnifies Licensor against any and all liabilities from the design, manufacture, installation, operation, maintenance and/or use or misuse of the Licensed Technology and Licensed Equipment that is commissioned, paid-for, owned or operated by the Licensee or its affiliates, including indemnification of Licensor against any and all liabilities associated with a specific job-site or from misrepresentations made by Licensee about the Licensed Technology.

 5.           TERMINATION

5.1           Termination.  Licensor may terminate the rights and licenses granted to Licensee under this Agreement upon sixty (60) days written notice of termination to Licensee given at any time upon or after:

(a)           the filing by Licensee of a petition in bankruptcy or insolvency not dismissed within sixty (60) days of the date of filing;

(b)           any adjudication that Licensee is bankrupt or insolvent;

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(c)           the filing by Licensee of any petition or answer seeking reorganization, readjustment, or rearrangement of its business under any law relating to bankruptcy or insolvency;

(d)           the appointment of a receiver for all or substantially all of the property of Licensee;

(e)           the making by Licensee of any assignment for the benefit of creditors; or

(f)           the institution of any proceedings for the liquidation or winding up of Licensee’s business or for the termination of its corporate charter not dismissed within sixty (60) days of the institution of such proceedings.

5.2           Returning of Confidential Information.  All materials containing Confidential Information of the other Party shall be returned to that Party within thirty (30) days after termination of this Agreement.

5.3           Survival.  The provisions of Sections 4, 6, 7, 8, and 9 shall survive any termination of this Agreement.

6.           CONFIDENTIAL INFORMATION

6.1           Restrictions.  Both Parties shall hold in confidence, and shall use solely for the purposes provided in this Agreement, any Confidential Information received from the other Party, and shall protect the confidentiality of such Confidential Information with the same degree of care exercised with respect to their own Confidential Information of like importance, but in no event shall either Party use less than reasonable care in protecting the other Party’s Confidential Information.

6.2           Exceptions.   The obligations of Section 6.1 shall not apply to any portion of the Confidential Information which:

(a)           is not, or which hereafter, through no act or failure to act on the part of the receiving Party, becomes generally known;

(b)           is hereafter furnished to the receiving Party by a Third Party that has no obligation to keep such information confidential;

(c)           is independently developed by the receiving Party without the use of any Confidential Information;

(d)           is required to be disclosed pursuant to a legal, judicial, or administrative procedure or otherwise required by law, providing the disclosing Party gives the other Party notice of the proposed disclosure with sufficient time to seek relief;

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(e)           is already in the possession of, or known to, the receiving Party prior to its receipt; or

(f)           is approved for release or use without restriction by written authorization from an authorized officer of the disclosing Party.

Subject to the requirements of Sections 3.1 and 6.1 hereof, a receiving Party may disclose appropriate portions of Confidential Information, with written permission from the other Party, to its employees who need to know the specific information in question, auditors, lenders, and regulators having legitimate need or right to know, and which have agreed to be bound by the obligations of confidentiality contained herein, or by separate agreement with equal or greater restrictions, in which event the receiving Party will make a reasonable effort to minimize the amount of information disclosed and cause the persons that were provided such information to maintain the confidentiality of the information disclosed.

6.3           Injunction.  Confidential Information has been and will continue to be of central importance to the business of a disclosing Party, and its disclosure to or use by others will cause immediate and irreparable injury to the disclosing Party, which may not be adequately compensated by damages and for which there is no adequate remedy at law.  In the event of any actual or threatened misappropriation or disclosure of Confidential Information, the receiving Party agrees that the disclosing Party will be entitled to an injunction prohibiting such misappropriation or disclosure, and to specific enforcement of the receiving Party’s obligations hereunder.  The foregoing rights to an injunction and specific performance will be cumulative and in addition to every other remedy now or hereafter available to a disclosing party at law or in equity.

7.           REPRESENTATIONS AND WARRANTIES

7.1           Representations and Warranties of Licensor.  Licensor represents and warrants that (i) it has the authority to enter into this Agreement, (ii) there are no encumbrances or requirements to pay consideration to any Third Party under the licenses granted hereunder, (iii) it will supply sufficient chemical products to Licensee, at Licensor’s actual audited cost to formulate, mix and deliver the chemical blend, plus three percent (3%), to satisfy Licensee’s needs in its use of the Licensed Technology for the purposes stated in this Agreement, (iv) it will supply sufficient technical training to enable the Licensee’s designated equipment operator(s) to optimally utilize the Licensed Technology and operate the Equipment, and (v) this Agreement contains a valid obligation of Licensor that is enforceable in accordance with its terms.

7.2           Representations and Warranties of Licensee.  Licensee represents and warrants that (i) it has the authority to enter into this Agreement, and (ii) it will use best efforts to raise capital and create a market in order to take full advantage of the Licensed Technology, and (iii) this Agreement contains a valid obligation of Licensee that is enforceable in accordance with its terms.

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8.           CONSIDERATION

Consideration.  Once hydrocarbon and/or hydrocarbon waste product recovery, or environmental clean-up, or down-hole oil well stimulation/injection, or such other recovery operations using the Licensed Technology have commenced and are profitable in the Recovery Territory on a per-unit, per-Equipment or per-Facility basis, Licensee agrees to pay Licensor a Royalty (as defined in Section 1.2) of fifteen percent (15%) of the monthly net profits from such operations on a per-unit, per-Equipment or per-Facility basis for use of the Licensed Technology in the Recovery Territory.

9.           INTELLECTUAL PROPERTY RIGHTS INDEMNITY

9.1           Indemnity.  Licensor will defend Licensee from any Third Party action brought against Licensee to the extent based on a claim that the Licensed Technology, or any part thereof as it pertains to the License granted in Section 3.1, infringes, misappropriates, or otherwise violates any Intellectual Property Right which is owned by such Third Party claimant or is the subject of a government grant, license, or registration or is similarly recognized or perfected under applicable law (but not pending, unregistered “common law” or otherwise inchoate rights) and will pay any costs and damages suffered or incurred by Licensee, including, but not limited to, reasonable attorneys’ fees and costs attributable to such claim that are awarded against Licensee.  However, in order for this indemnity agreement to be enforceable, Licensee must (a) promptly notify Licensor in writing of the claim, (b) permit Licensor to be actively involved in the defense and/or settlement of any such claim, and (c) provide Licensor with all reasonable assistance and information necessary for the provision of an appropriate defense of and/or the reasonable settlement of any such claim.

9.2           Indemnity Continued.  Licensee will defend Licensor from any Third Party action brought against Licensor, to the extent based on a claim for trespass, or with respect to any claim regarding mineral rights, property rights, or other claims relating to the development of certain properties owned, operated, serviced and/or leased, whether in whole or in part, by Licensee, other than claims for which Licensee is indemnified by Licensor pursuant to Section 9.1.

9.3           Exclusions.  Section 9.1 does not apply to a claim due to misapplication of the Licensed Technology by Licensee, or to the extent attributable to use of the Licensed Technology, or any part thereof, in combination with Third Party technology, where use of the Licensed Technology, or any part thereof, alone is not infringing.

10.           GENERAL

10.1           Choice of Law.  This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Nevada.

10.2           Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which constitute but one and the same instrument.

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10.3           Entire Agreement.  This Agreement, including all exhibits or attachments hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter, but expressly excluding agreements pertaining to the nondisclosure or confidentiality of information contained in other written agreements entered into by either of the Parties hereto and/or their parent, subsidiary, or affiliate companies simultaneously with or subsequent to this Agreement.  This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor or against either Party.  Unless otherwise provided herein, this Agreement may not be modified, amended, rescinded, or waived, in whole or in part, except by a written instrument signed by the duly authorized representatives of both Parties.

10.4           Headings.  The headings and captions in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.5           Independent Contractor.  Licensor and Licensee are both independent contractors.  This Agreement will not be deemed to create a partnership, joint venture, or franchise, and neither Party shall be construed to be the other Party’s agent, partner, employee, or representative, nor do the Parties have any authority to bind each other to any obligation by contract or otherwise.

10.6           Notices.  All notices required hereunder must be in writing and delivered either in person or by a means evidenced by a delivery receipt, to the addresses which follow or as otherwise notified in writing, and will be effective upon receipt:

If to Licensor:                        Environmental Services and Support, Inc.
355 Lantana Street
Suite 110
Camarillo, CA 93010

If to Licensee:                        Earth Oil Services, Inc.
375 N. Stephanie St.  Suite 1411
Henderson, NV 89014-8909 USA

10.7           No Rights in Third Parties.  This Agreement is made for the benefit of the Parties and not for the benefit of any Third Parties unless otherwise agreed to by the Parties in writing.

10.8           Relationship of the Parties.  No employees, consultants, contractors, or agents of either Party are agents, employees, franchisees, or joint ventures of the other Party, nor do they have any authority to bind the other Party by contract or otherwise to any obligation.  No Party will represent to the contrary, either expressly, implicitly, or otherwise.

10.9           Severability.  In the event that any part of this Agreement is found to be unenforceable, the remainder shall continue in effect, to the extent consistent with the intent of the Parties as of the effective date.

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10.10           Specific Performance.  The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached.  It is accordingly agreed that any Party hereto shall be entitled to an injunction or injunctions to prevent any breach or breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled hereunder at law or in equity.

EXECUTED to be effective as of September 17, 2009.

LICENSOR:
ENVIRONMENTAL SERVICES AND SUPPORT, INC., a California Corporation

By: /s/ David Feuerborn	By: /s/ Thomas Jennings
Name: David Feuerborn	Name Thomas Jennings
Title: President

LICENSEE:
EARTH OIL SERVICES, INC.,
a Nevada corporation

By: /s/Larry Shultz
      Larry Shultz, President

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